Exhibit 99.1

0 AMERICAN STRATEGIC INVESTMENT CO. Fourth Quarter Investor Presentation 9 Times Square - New York, NY _

1 Q4’22 and Q1’23 Strategic Update 1 At the end of the fourth quarter 2022, American Strategic Investment Co. (“ASIC”), formerly New York City REIT (“NYC”), announced a business strategy change to expand the scope of assets and business the Company may own and operate. Management believes the change in strategy will increase portfolio diversification and corporate flexibility Strategic Rational Financial Rational ASIC Q1’23 Update Completion of 1 - for - 8 Reverse Stock Split and Termination of REIT Election • By terminating the Company’s REIT election, ASIC can expand the nature and type of assets ASIC can own and acquire and increase corporate flexibility by increasing capital raising opportunities . Completion of $5 million Rights Offering • ASIC issued 386,100 shares of Common Stock at a subscription price of $12.95 per whole share on February 27, 2023. The net proceeds totaling approximately $4.1 million are available for general corporate purposes including diversifying ASIC’s portfolio and pursuing new opportunities to generate revenue Additional Capital Raising Opportunities • ASIC can potentially raise additional capital from existing stockholders and from a broader base of new investors who seek companies with greater asset and business diversification. Potential proceeds may be deployed in income generating ventures which may not have been previously available to ASIC. Potential to Use Net Operating Loss Carryforwards: • ASIC may be able to use existing or future net operating loss carryforwards to limit the tax on any future income. Increased Diversification May Offset Delayed New York City Office Recovery • The pace of recovery in the New York City office market from the COVID - 19 pandemic continues to be challenged as leasing and occupancy trends for the broader market have slowed, leading political, community, and business leaders to propose repositioning plans for New York City office assets. • By expanding the nature and type of assets ASIC seeks to own and acquire, ASIC can potentially reduce single asset class exposure and increase corporate flexibility and income generated.

Fourth Quarter 2022 Highlights

ASIC's Manhattan focused real estate portfolio features an underlying tenant base in core commercial businesses, 100% Q4'22 portfolio Original Cash Rent[1] collection, an attractive top 10 tenant base that is 79% Investment Grade[1] rated and demonstrated leasing platform success

High Quality Manhattan Focused Portfolio

- ✓ Portfolio Occupancy[1] of 83% with a weighted average Remaining Lease Term[1] of 7.1 years
- ✓ Resilient tenant base featuring government agencies and Investment Grade corporate tenants with core commercial business
- ✓ Top 10 tenants[2] that are 79% Investment Grade rated and have a Remaining Lease Term of 9.6 years
- ✓ Well balanced and long-term lease maturity schedule with 41% of leases expiring after 2030

Continued Focus on Leasing Activity and Knotel Replacement[3]

- ✓ Since Knotel's termination, ASIC replaced 76% of the square footage ("SF") and 71% of the Annualized Straight-line Rent ("SLR")[1] formerly derived from Knotel
- ✓ In 2022, ASIC completed nine new leases totaling 58,247 SF and has a 2023 forward Leasing Pipeline[1] of three new leases and one expansion lease that total 26,181 SF and $1.1 million of Annualized Straight-line Rent
- ✓ Portfolio Occupancy is expected to increase to 85.0% from 82.7% at the end of Q4'22 as executed leases in ASIC's Leasing Pipeline commence in 2023

Conservative Debt Profile and Board and Advisor Shareholder Alignment[4][5]

- ✓ 100% fixed debt capital structure with a weighted average debt maturity of 4.1 years at a 4.4% weighted average interest rate
- ✓ 100% total portfolio Original Cash Rent[1] collection in Q4'22 and near complete collection in 2022[4]
- ✓ As of March 1st, 2023, ASIC's independent board members owned over 13,800 shares of ASIC and separately, ASIC's Advisor and its affiliates owned nearly 1.6 million shares of ASIC, demonstrating their depth of commitment by increasing ownership in ASIC

1) See appendix for a full description of capitalized terms and Non-GAAP reconciliations.
2) Refer to slide 7 – Top 10 Tenant Investment Grade Profile. Based on Annualized Straight-line Rent and on ratings information as of December 31, 2022. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 59% actual Investment Grade ("IG") rated and 20% implied Investment Grade.
3) Refer to slide 8 – Proactive Asset Management for additional information.
4) Refer to slide 4 – Continued Original Cash Rent Collection Success for additional information. Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements.
5) Refer to slide 10 – Capital Structure and Q4'22 Financial Results for further information regarding our capital structure and liquidity.

2

Fourth Quarter 2022 Portfolio Highlights

$841 million portfolio of real estate investments featuring a diverse tenant mix across eight mixed-use office and retail condominium buildings that are primarily located in Manhattan

Portfolio Metrics

Metric *($ and SF in mm)*	**Q4'22**
Real Estate Investments, at Cost	$841.1
Number of Properties	8
Total Square Feet	1.2
Annualized Straight-line Rent	$58.2
Occupancy	82.7%
Weighted Average Lease Term Remaining	7.1 Years

Top 10 Tenants' Credit Ratings(1)



7%
14%
79%
Investment Grade
Non Investment Grade
Not Rated

Tenant Industry Diversity(2)



Technology 5%
Office 4%
Professional Services 5%
Other 8%
Healthcare Services 5%
Fitness 6%
Financial Services 26%
Services 6%
Non-profit 10%
Government / Public Administration 13%
Retail 12%

Lease Expiration Schedule(2)



7%
12%
10%
6%
10%
6%
5%
3%
41%
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

1) Ratings information is as of December 31, 2022. Weighted based on Annualized Straight-Line Rent as of December 31, 2022. ASIC's top 10 tenants are 59% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 7 – Top 10 Tenants and Definitions in the appendix for additional information.
2) Based on Annualized Straight-Line Rent as of December 31, 2022.

3

4 100% Original Cash Rent Collection 4 Percentage of Original Cash Rent Due and Collected For Each Period Note: Collection data as of December 31, 2022. Total rent collected during the period includes both Original Cash Rent due an d p ayments made by tenants pursuant to rent deferral agreements or otherwise. This information may not be indicative of any futu re period. 100% 99% 98% 98% 97% 92% 91% 87% 65% 70% 75% 80% 85% 90% 95% 100% Q4'2022 Q3'2022 Q2'2022 Q1'2022 Q4'2021 Q3'2021 Q2'2021 Q1'2021 ASIC’s portfolio mix of government agency and Investment Grade corporate tenants with core commercial business continue to provide dependable rental income, resulting in 100% Original Cash Rent collection in Q4’22

5 5 Real Estate Portfolio Highlights

6 6 Detailed Property Summary Note: Data as of December 31, 2022. Portfolio Real Estate Assets, at cost ($ mm) Occupancy Occupancy + Leasing Pipeline Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $281.9 91% 95% 5.9 38% 47% _ 9 Times Square $185.7 62% 62% 6.8 14% 14% _ 1140 Avenue of the Americas $170.0 71% 71% 6.8 26% 21% _ 196 Orchard Street $89.3 100% 100% 12.4 12% 5% _ 400 E. 67th Street $73.6 100% 100% 4.5 8% 5% _ 200 Riverside Blvd. $19.3 100% 100% 14.5 2% 5% _ 8713 Fifth Avenue $16.3 57% 100% 9.0 1% 2% _ 421 W. 54th Street – Hit Factory $5.0 0% 0% 0.0 0% 1% _ Total Portfolio $841.1 83% 85% 7.1 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. $841 million portfolio, at cost, that is diversified across eight mixed - use office and retail condominium buildings that are primarily located in Manhattan

Top 10 Tenant Investment Grade Profile

ASIC's top 10 tenants(1) feature a balance of Investment Grade corporate tenants with core commercial businesses and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating(2)	Q4'22 Original Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	10.5	7.5%	3.7%
Equinox	Retail	Fitness	Caa3	100%	15.9	5.9%	3.1%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	A3*	100%	8.6	5.7%	6.8%
Cornell University	Office	Healthcare Services	Aa1	100%	1.5	4.3%	3.0%
Dept. of Youth & Community Development	Office	Government	Aa2	100%	15.0	3.8%	4.2%
CVS	Retail	Retail	Baa2	100%	11.7	3.7%	1.0%
USA General Services Administration	Office	Government	Aaa	100%	4.5	3.5%	5.0%
I Love NY Gifts	Retail	Retail	Not Rated	100%	13.4	3.3%	0.8%
NYS Licensing	Office	Government	Aa1	100%	4.6	3.1%	4.7%
Marshalls	Retail	Retail	A2*	100%	5.8	2.8%	2.1%
*Implied Rating			**79% IG Rated**	**100%**	**9.6**	**43.7%**	**34.5%**

Credit Rating: A2

Credit Rating: Aaa

Credit Rating: Aa2

Credit Rating: Baa2

Credit Rating: Aa1

Note: Original Cash Rent collection data as of December 31, 2022. Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Eliminating the impact of deferred rent paid, we collected the same percentage of Original Cash Rent due. Portfolio data as of December 31, 2022, unless otherwise noted.

1) Weighted based on Annualized Straight-Line Rent as of December 31, 2022.
2) Based on Annualized Straight-line Rent and on ratings information as of December 31, 2022. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 59% actual Investment Grade ("IG") rated and 20% implied Investment Grade.

7

Proactive Asset Management

Portfolio Occupancy is expected to increase from 82.7% to 85.0% and add $1.1 million of Annual Straight-line Rent as leases commence in 2023

Leasing and Property Management Highlights

- ✓ Since Knotel's termination, ASIC replaced 76% of the SF and 71% of the SLR former derived by Knotel with credit-worthy rent-paying tenants
- ✓ Forward Leasing Pipeline of three executed leases and one expansion lease totaling 26,181 square feet and $1.1 million of Annualized Straight-Line Rent
  - ✓ In 2022, ASIC completed nine new leases totaling 58,247 SF
- ✓ ASIC's resilient portfolio and creditworthy tenant base resulted in 100% total portfolio Original Cash Rent collection in Q4'22 and near complete collection in 2022
- ✓ Management expects to continue to generate leasing momentum in 2023

Proactive Replacement of Space Terminated by Knotel



SF shown in 000's
Knotel Termination
Replacement Leases
0
-71
49
4
69%
69%
69%
75%
76%
Knotel Termination
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

Summary of Completed Knotel Replacement Lease and Terms[1]

($ and SF in 000's)	123 William Street	9 Times Square	Combined Replacement Leases
Straight-Line Rent (SLR)	$1,459.4	$1,354.1	$2,813.5
Square Feet	27.8	26.3	54.1
Knotel SF Replacement (%)	77%	75%	76%
Knotel SLR Replacement (%)	74%	68%	71%
Wtg. Avg. Lease Term[2]	5 Years	8 Years	7 Years

1) As of December 31, 2020, Knotel occupied 71,207 square feet, totaled $3.9 million of Annualized Straight-line Rent and had 7.8 years of Remaining Lease Term.
2) As of lease execution date.

8

9 Financial Highlights

10 10 Capital Structure and Q4’22 Financial Results Note: We do not have any significant scheduled debt principal repayments due until 2024. We expect to fund our operating expe nse s and capital requirements over the next 12 months with cash on hand, cash generated from property operations and other poten tia l sources all as described, including the uncertainties, in the Annual Report on Form 10 - K as of the period ended December 31, 2022. 1) See Definitions in the appendix for a full description. 2) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $9.2 million (excludin g r estricted cash) divided by the carrying value of total assets of $794.4 million plus accumulated depreciation and amortizatio n o f $168.0 million as of December 31, 2022. 3) Retroactively adjusted for the 1 - for - 8 reverse stock split which occurred on January 11, 2023. 4) See appendix for Non - GAAP reconciliations. ASIC’s debt capital structure features limited debt maturities though 2024, 100% fixed rate debt at a 4.4% weighted average interest rate and Net Leverage (2) of 40.7% Key Capitalization Metrics ($ and shares in mm) Q4’22 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $399.5 Net Debt (1) $390.3 Real estate assets, at cost $841.1 Net Leverage (1)(2) 40.7% Weighted Average Basic and Diluted Shares Outstanding (3) 1.8 100% Fixed Rate Debt Maturity Schedule $49.5 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2023 2024 2025 2026 2027 2028 2029 2030+ Key Financial Results ($ mm) Q4’22 Revenue from Tenants $16.2 Net Loss ($10.1) Funds from Operations (1)(4) ($2.4) Core Funds from Operations (1)(4) ($0.2) Cash NOI (1)(4) $8.0 Capital Structure x Fixed rate, long - term mortgage debt with a weighted averaged effective interest rate 4.4% x Weighted average debt maturity of 4.1 years with limited debt maturities through 2024 and Net Leverage of 40.7% x Subsequent to quarter end, ASIC completed a Rights Offering. The net proceeds totaling approximately $4.1 million are available for general corporate purposes including diversifying ASIC’s portfolio and pursuing new opportunities to generate revenue Only 12% debt matures thru 2025

11 11 ASIC’s capital structure is composed of fixed rate mortgage debt, limiting adverse effects from rising interests Only 12% of ASIC’s debt matures through 2025 Compares favorably to prevailing interest rate market Conversative leverage profile provides potential financing capacity Key Capitalization Metrics 11 ASIC’s capital structure features limited near - term debt maturities, 100% fixed rate debt and Net Leverage of 40.7% (1) Capital Structure Highlights 100% Fixed Rate ASIC believes that its resilient tenant base, which features government agencies and Investment Grade corporate tenants, a top 10 tenant base that is 79% Investment Grade rated and a long - term lease maturity schedule with 41% of leases expiring after 2030, continues to perform exceptionally well 4.1 Year Weighted Average Debt Maturity 4.4% Weighted Average Interest Rate 40.7% Net Leverage 1) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $9.2 million (excludin g r estricted cash) divided by the carrying value of total assets of $794.4 million plus accumulated depreciation and amortizatio n o f $168.0 million as of December 31, 2022.

12 12 Management and Board of Directors

13 13 Experienced Management Team Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opport uni ties for all AR Capital - sponsored investment programs ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of American Strategic Investment Co. in September 2019 ▪ Currently serves as Chief Financial Officer of Global Net Lease, Inc. (NYSE: GNL) ▪ Past experience includes accounting positions with Goldman Sachs and KPMG Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating and closing AR Global’s real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during profes sional career Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office por tfo lio

14 14 Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Louis DiPalama | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since December 2022 ▪ Member of the Rhode Island State Senate and served in positions such as the chair of the Senate Committee on Rules, Government Ethics and Oversight, first vice chair of the Senate Committee on Finance and as a member of the Senate Committee on Education Abby Wenzel | Independent Director ▪ Ms. Wenzel was a member of the law firm of Cozen O’Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions ▪ Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009 Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for ASIC x ASIC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x Management and shareholders fully aligned to compensate based on operational outperformance x As of March 1st, 2023, ASIC’s independent board members owned over 13,800 shares of ASIC and separately, ASIC’s Advisor and its affiliates owned nearly 1.6 million shares of ASIC, demonstrating their depth of commitment by increasing ownership in ASIC

15 15 Appendix

16 16 Definitions Adjusted EBITDA : We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction - related expenses, listing - related costs and expenses, other non - cash items such as the vesting and conversion of the Class B Units, equity - based compensation expense and including our pro - rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cash NOI : We define Cash NOI as net income (loss), the most directly comparable GAAP financial measure, less income from investment securities and interest, plus general and administrative expenses, acquisition and transaction - related expenses, depreciation and amortization, other non - cash expenses and interest expense . In calculating Cash NOI, we also eliminate the effects of straight - lining of rent and the amortization of above - and below - market leases . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), non - cash equity - based compensation, and costs incurred for the 2022 proxy that were specifically related to the portion of our 2022 proxy contest materials . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . EBITDA : Defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) . We believe that EBITDA is an appropriate measure of our ability to incur and service debt . EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of September 30 , 2022 . Top 10 tenants are 59 % actual investment grade rated and 20 % implied investment grade rated . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of December 31 , 2022 , where the tenant has yet to take possession as of such date (ii) all leases fully executed by both parties as of January 31 , 2023 , but after December 31 , 2022 , and (iii) all leases under negotiation with an executed LOI by both parties as of December 31 , 2022 . This represents three executed leases and one expansion lease where the tenant has yet to take possession and totaled 26 , 181 square feet . Leasing pipeline should not be considered an indication of future performance . Net Debt : Total debt of $ 399 . 5 million less cash and cash equivalents of $ 9 . 2 million (excluding restricted cash) as of December 31 , 2022 . Net Leverage : Calculated as total mortgage notes payable, gross of $ 399 . 5 million minus cash and cash equivalents of $ 9 . 2 million (excluding restricted cash) divided by the carrying value of total assets of $ 794 . 4 million plus accumulated depreciation and amortization of $ 168 . 0 million as of December 31 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Original Cash Rent : Refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

17 17 Reconciliation of Non - GAAP Metrics: Cash NOI For the Three Months Ended (in thousands) December 31, 2022 December 31, 2021 Net Loss (in accordance with GAAP) $ (10,109) $ (3,755) Depreciation & Amortization 7,703 7,657 Interest Expense 4,751 4,811 Income tax expense ─ 23 EBITDA 2,345 8,736 Impairment of real estate investments ─ 1,039 Equity - based compensation 2,198 2,119 Other income (6) (3) Adjusted EBITDA 4,537 11,891 Asset and property management fees to related parties 1,708 1,938 General & Administrative 1,897 2,104 NOI 8,142 15,933 Accretion of below - and amortization of above - market lease liabilities and assets, net 123 (7,864) Straight - line rent (revenue as a lessor) (263) (972) Straight - line ground rent (expense as lessee) 28 27 Cash NOI $ 8, 030 $ 7,124 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

18 18 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended December 31, 2022 Three Months Ended December 31, 2021 Net Loss (in accordance with GAAP) $ (10,109) $ (3,755) Impairment of real estate investments ─ 1,039 Depreciation and amortization 7,703 7,657 FFO (As defined by NAREIT) (2,406) 4,941 Equity - based compensation 2,198 2,119 Core FFO attributable to common stockholders $ (208) $ 7,060 Funds From Operations (FFO) Reconciliation Schedule

19 19 Legal Notices

20 20 Important Additional Information and Where to Find It References in this presentation to the “Company,” “we,” “us” and “our” refer to American Strategic Investment Co. (“ASIC”) an d i ts consolidated subsidiaries. This presentation contains estimates and information concerning the Company's industry that are based on industry publication s a nd reports. The Company has not independently verified the accuracy of the data contained in these industry publications and reports. These estimates an d information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The ind ust ry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” a nd “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10 K for the year end ed December 31, 2021 filed with the SEC on March 18, 2022 and all other filings filed with the Securities and Exchange Commission after that date includ ing but not limited to the subsequent Quarterly Reports on Form 10 - Q, Amendments to Quarterly Reports on Form 10 - Q/A and Current Reports on Form 8 - K, as su ch risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. These and oth er factors could cause results to differ materially from those expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, NOI, Cash NOI, EBITDA, and Adjust ed EBITDA has not been, and we do not expect it to be, significantly impacted by these types of deferrals. 20

21 21 Forward Looking Statements Certain statements included in this Annual Report on Form 10 - K are forward - looking statements. Those statements include statemen ts regarding the intent, belief or current expectations of American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (including, as required by context, New York City Opera tin g Partnership, L.P. (the “OP”) and its subsidiaries, the “Company,” “we,” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are id entified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially fr om those contemplated by such forward - looking statements. Further, forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking s tatements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Our potential risks and uncertainties are presented in the section titled “Item 1A. Risk Factors” in the Company’s Annual Rep ort on Form 10 - K filed with the SEC on March 16, 2023 as well as other subsequent reports filed with the SEC including, but not limited to, the Current Report on Form 8 - K, Amendment 1 to the Quarterly Report o n Form 10 - Q as of and for the period ended June 30, 2022 and our Quarterly Report as of and for the period ended September 30, 2022 all filed on November 14, 2022. Forward - looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or chan ges to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual re sults to differ materially from those presented in our forward - looking statements: • Our properties and other assets may be adversely affected by economic cycles and risks inherent to New York City or the other ar eas in which our assets are located or we conduct our business. • Our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate f rom our operations, which is dependent on, among other things, the continuing impact of economic factors impacting our tenants such as inflation, high interest rates and the continuing impact of COVID19 as well as our ability to access capital, which may not be available on acceptable or favorable terms, or at all. • Certain of our unaudited financial statements were required to be restated or revised and our management and, as a result, ma nag ement identified and reported a material weakness in our internal control over financial reporting for the quarterly periods ended March 31, 2022 and June 30,2022. • While we have suspended our policy regarding dividends, in the event we resume payment of dividends, and if we are not able t o g enerate sufficient cash flows from operations, we may fund dividends from sources other than cash flow from operations and may have to reduce the amount of dividends we pay or identify other fin anc ing sources. • Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for pro per ty acquisitions, investments and other corporate purposes. • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the global COVID - 19 p andemic, including negative impacts on our tenants and their respective businesses. • Geopolitical instability due to the ongoing military conflict between Russia and Ukraine may impact the economic conditions i n t he United States. • Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results of operati ons . • Increases in interest rates could increase the amount of our debt payments, or limit the amount of funds we may borrow. • Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating res ult s and financial condition. • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic v iab ility of our tenants. Lease terminations, tenant defaults and bankruptcy of tenants have adversely affected and could in the future adversely affect the income and cash flow produced by our properti es. • In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulati ons and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change. • Our ability to successfully identify and consummate future development and acquisition opportunities and our ability to succe ssf ully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom. • Our ability, following termination of our REIT election, to identify and acquire other assets or businesses beyond those that ot herwise generate REIT - qualifying income. • We depend on our Advisor and our property manager to provide us with executive officers, key personnel and all services requi red for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and our property manager. • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the A dvi sor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be res olv ed in our favor and could result in actions that are adverse to us. • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may re quire us to pay a termination fee in some cases. • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due and we may incur additional indebtedness in the future. • We are in breach of two of our mortgage loans encumbering certain of our properties for multiple quarters and have been or wi ll be unable to use excess cash flow, if any, from those properties until the breaches are cured. If we experience additional lease terminations, it is possible that certain of the covenants on other loa ns may be breached and we may also become restricted from accessing excess cash flows from those properties. • The stockholder rights plan adopted by our board, our classified board and other aspects of our corporate structure and Maryl and law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. • Our ability to have met and maintained qualification for taxation as a REIT commencing with our taxable year ended on Decembe r 3 1, 2014 through December 31, 2022. 21